Exhibit 10.9

FORM OF SPONSOR AGREEMENT

          THIS SPONSOR AGREEMENT (the “Agreement”) is dated as of ________________ between ETF Securities USA LLC, a Delaware limited liability company (“Sponsor”), and ETFS Collateralized Commodities Trust, a statutory trust organized under the laws of Delaware (the “Trust”), both for itself and on behalf of each of its series set forth on Schedule A hereto (each, a “Fund” and, collectively, the “Funds”).

1.

The Trust and the Funds. As of the date of this Agreement, neither the Trust nor any Fund is (i) an investment company under the Investment Company Act of 1940 (the “1940 Act”) and (ii) required to register as such thereunder. As of the date of this Agreement, the Sponsor is not registered as an investment adviser under the Investment Advisers Act of 1940 and is not required to register as such thereunder.

2.

Appointment. Pursuant to the terms of the amended and restated trust agreement of the Trust (the “Trust Agreement”), the Trust appointed the Sponsor to serve as the sponsor, with full managerial control of the Trust, and the Sponsor accepted such appointment. The Sponsor hereby agrees to render managerial services to the Trust and the Funds on the terms and conditions set forth in this Agreement and the Trust Agreement.

3.

Investment Direction. Sponsor will manage the Funds in accordance with Sponsor’s best judgment and consistent with the Funds’ investment objectives and investment strategies outlined in the Funds’ then-current prospectus or prospectuses included as a part of a registration statement filed with the US Securities and Exchange Commission.

4.

Reporting; Record Keeping. Sponsor shall advise the Trust, at such times as the Trust may specify, of any Fund investments made and the reasons for making a particular investment. Sponsor will be available at reasonable times to discuss the management of the Funds with the Trust or its designee. Any written reports supplied by Sponsor to the Trust discussing Fund management are intended solely for the benefit of the Trust and the Funds, and the Trust agrees that it will not disseminate such reports to any other party (other than the Funds’ service providers) without the prior consent of Sponsor, except as may be required by applicable law. Sponsor shall make or cause to be made, and shall maintain or cause to be maintained, all records as are required to be made or maintained by it in its capacity as sponsor of the Trust.

5.

Other Accounts. The Trust understands and acknowledges that Sponsor may perform sponsor and managerial services for various persons other than the Funds. The Funds acknowledge that Sponsor may give advice and take action concerning such other persons that may be the same as, similar to or different from the advice given, or the timing and nature of action taken, concerning the Funds. Except to the extent necessary to perform Sponsor’s obligations under this Agreement, nothing herein shall be deemed to limit or restrict the right of Sponsor, or any affiliate of Sponsor or any employee of Sponsor to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

6.

Fees and Expenses. The Trust, on behalf of each Fund, shall pay Sponsor fees for its services as Sponsor hereunder, from time to time, all as set forth on Schedule A hereto and in the registration statements or reports of the Trust publicly available on the EDGAR system of the Securities and Exchange Commission (“EDGAR filings”). The Sponsor and the Trust, on behalf of each Fund, agree that material changes to the fee payment structure shall not become effective prior to 30 days after such changes are described in one or more EDGAR filings.

7.

Representations; Indemnification. The Trust, on behalf of itself and each Fund, represents and warrants that: (a) it has been duly organized and is validly existing under the law of the state of Delaware, (b) it is duly authorized to execute, deliver and perform this Agreement and has taken all action necessary to authorize its execution, delivery and performance, including the obtaining of any necessary governmental consents, (c) the execution, delivery and performance of this Agreement does not and will not conflict with or violate any provision of law, rule, regulation, governing document of the Trust, contract, deed of trust, or other instrument to which the Trust is a party or to which any of the Trust or any Fund’s property is subject, (d) this Agreement is a valid and binding obligation enforceable against the Trust and each Fund, as applicable, in accordance with its terms (subject to applicable insolvency or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application) and (e) each Fund will be comprised of assets that are owned by such Fund as principal, and will not be subject to either (i) the Employee Retirement Income Security Act of 1974, (ii) the 1940 Act, (iii) the Commodity Exchange Act, or (iv) any lien, security interest or other similar encumbrance. The Trust shall indemnify and hold the Sponsor harmless to the fullest extent permitted by law and in accordance with the Trust Agreement from any liabilities, damages or expenses, including attorney’s fees, incurred by Sponsor for any actions taken by Sponsor acting in reasonable reliance upon such representations.

8.

Liability. Sponsor will be liable for losses to any Fund that are the direct result of Sponsor’s bad faith, gross negligence, willful or reckless misconduct or breach of the express terms of this Agreement. Except as set forth in the foregoing sentence, neither Sponsor nor its officers, employees or agents shall be liable hereunder for any act or omission or for any error of judgment in managing the Funds. Sponsor shall not be responsible for any special, indirect or consequential damages, or any loss incurred by reason of any act or omission, by the Funds or any broker, dealer, counterparty or custodian used hereunder or any authorized representative of the foregoing. Notwithstanding the foregoing, nothing herein shall in any way constitute a waiver or limitation of any rights that the Trust or the Funds may have under the federal securities laws or other applicable law.

9.

Instructions. Sponsor shall comply with, and be entitled to act on, any instructions reasonably believed to be from an authorized representative of the Trust. Sponsor and its employees and agents shall be fully protected from all liability in acting upon such instructions, without being required to determine the authenticity of the authorization or authority of the persons providing such instructions.

10.	Tax Filings. Except as described in EDGAR filings, Sponsor will not be responsible for making any tax credit or similar claim or any legal filing on the Trust’s or any Fund’s behalf.

11.

Governing Law/Disputes. This Agreement shall be governed by and construed in accordance with the law of the State of New York (excluding the law thereof which required the application of or reference to the law of any other jurisdiction). Any action or proceeding arising directly, indirectly, or otherwise in connection with, out of, related to, or from this Agreement, any breach hereof, or any transaction covered hereby, shall be resolved by arbitration, within the City of New York and State of New York. In any such action or proceeding, the prevailing party shall be entitled to recovery of all reasonable attorneys’ fees incurred with respect thereto. Each party agrees that in the event that any dispute arising from or relating to this Agreement becomes subject to any judicial proceeding, such party waives any right it may otherwise have to (a) seek punitive damages, or (b) request a jury trial.

12.

Termination. This Agreement may be terminated at any time by the Trust or the Sponsor upon 30 days’ prior written notice to the other party. Any obligation or liability of either party resulting from actions or inactions occurring prior to termination shall not be affected by termination of this Agreement.

13.	Assignment. Neither the Trust nor the Sponsor shall assign this Agreement without the written consent of the other party.

14.

License to Use Marks. For so long as the Sponsor is the sponsor of the Trust, the Sponsor grants the Trust a no-fee license to use all service marks or trademarks which the Sponsor or its affiliates have or may register for use in connection with financial services.

15.	Notices. All notices and other communications under this Agreement shall be in writing and shall be addressed to the parties at their respective addresses.

If to the Trust:

ETFS Collateralized Commodities Trust
c/o ETF Securities USA LLC
48 Wall Street
New York, New York 10005
Attn: Sponsor

If to the Sponsor:

ETF Securities USA LLC

Ordnance House, 31 Pier Road
St. Helier, Jersey JE48PW
Channel Islands
Attn: President

16.

Severability. In the event any provision of this Agreement is adjudicated to be void, illegal, invalid or unenforceable, the remaining terms and provisions of this Agreement shall not be affected thereby, and each of such remaining terms and provisions shall be valid and enforceable to the fullest extent permitted by law.

17.

Integration; Amendment. This Agreement together with the Trust Agreement contain the entire agreement between the parties with respect to the transactions contemplated hereby and supersede all previous oral or written negotiations, commitments and understandings related thereto. This Agreement may not be amended or modified in any respect, nor may any provision be waived, without the written agreement of the Sponsor and the Trust. No waiver by the Sponsor or the Trust of any obligation of the other hereunder shall be considered a waiver of any other obligation of such party.

18.

Further Assurances. Each of the Sponsor and the Trust shall execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

19.	Headings. The headings of paragraphs herein are included solely for convenience and shall have no effect on the meaning of this Agreement.

20.

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to be one and the same instrument.

21.	Limitations on Liability.

(a) The debts, liabilities, obligations, expenses, costs, charges, indemnities and reserves incurred, contracted for, attributable to or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or of any other Series and, unless otherwise provided by the Sponsor, none of the debts, liabilities, obligations, expenses, costs, charges, indemnities and reserves incurred, contracted for, attributable to or otherwise existing with respect to the Trust generally or any other Series shall be enforceable against the assets of such Series. Any general liabilities, expenses, costs, charges, indemnities or reserves of the Trust which are not readily identifiable as being held with respect to any particular Series shall be allocated and charged by the Sponsor to and among any one or more of the Series in such manner and on such basis as the Sponsor in its sole discretion deems fair and equitable. Pursuant to the Delaware Statutory Trust Act and the Amended and Restated Trust Agreement of the Trust, any party extending credit to, contracting with or having any claim against any Series of the Trust may look only to the assets of such Series to satisfy or enforce any debt with respect to that Series.

(b) This Agreement has been entered into by the Trust and was executed and delivered by an officer of its Sponsor, on behalf of the Trust, which officer was acting solely in his capacity as an officer of the Sponsor and not in his individual capacity and which Sponsor was acting solely in its capacity as sponsor of the Trust and not in its individual capacity. The obligations of this Agreement are not binding on such officer, the Sponsor or any shareholder of the series of the Trust individually. The obligations of this Agreement are binding only upon the assets and property of the Trust or belonging or attributable to a Series thereof.

[Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ETFS COLLATERALIZED COMMODITIES TRUST

[______________]

ETF SECURITIES USA LLC

[______________]
Chief Executive Officer

SCHEDULE A
SPONSOR’S FEES

          Each Fund pays to the Sponsor a Sponsor’s Fee, monthly in arrears, in an amount equal to the per annum rates set out below.

Fund Name	Sponsor’s Fee

ETFS ex-U.S. Oil	[ ] bps
ETFS Natural Gas	[ ] bps
ETFS Copper	[ ] bps
ETFS Wheat	[ ] bps
ETFS Composite Agriculture	[ ] bps
ETFS Composite Industrial Metals	[ ] bps
ETFS Composite Energy	[ ] bps
ETFS All Commodities	[ ] bps
ETFS Short ex-U.S. Oil	[ ] bps
ETFS Short Natural Gas	[ ] bps
ETFS Short Copper	[ ] bps
ETFS Short Wheat	[ ] bps
ETFS Short Gold	[ ] bps
ETFS Leveraged ex-U.S. Oil	[ ] bps
ETFS Leveraged Natural Gas	[ ] bps
ETFS Leveraged Copper	[ ] bps
ETFS Leveraged Wheat	[ ] bps
ETFS Leveraged Gold	[ ] bps